COCRYSTAL PHARMA, INC., PRICES $8,000,000 COMMON STOCK OFFERING

TUCKER, GA and BOTHELL, WA. May 1, 2018 – COCRYSTAL PHARMA, INC. (NASDAQ: COCP), (“Cocrystal” or the “Company”) a clinical stage biotechnology company focused on developing innovative antiviral therapeutics, today announced the pricing of an underwritten public offering of 4,210,527 shares of its common stock at a price to the public of $1.90 per share. The gross proceeds to Cocrystal from this offering are expected to be approximately $8,000,000 before deducting underwriting discounts and commissions and other estimated offering expenses. Cocrystal has granted the underwriters a 45-day option to purchase up to an additional 631,578 shares of common stock to cover over-allotments, if any. The offering is expected to close on May 3, 2018 subject to customary closing conditions.

A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc., is acting as sole book-running manager for the offering.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on October 10, 2017.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-220632) previously filed with the SEC. A preliminary prospectus supplement and accompanying prospectus describing the terms of the proposed offering have been filed with the SEC and are available on the SEC’s website located at http://www.sec.gov. Electronic copies of the preliminary prospectus supplement may be obtained from A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc., 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2060 or email: prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that Cocrystal has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about Cocrystal and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cocrystal

Cocrystal Pharma, Inc. is a clinical stage biotechnology company discovering and developing novel antiviral therapeutics that target the replication machinery of hepatitis viruses, influenza viruses, and noroviruses.

Safe Harbor

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimated” and “intend,” among others. These forward-looking statements are based on Cocrystal’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks arising from: whether or not Cocrystal will be able to raise capital through this offering or consummate this offering, the final terms of the offering, the satisfaction of customary closing conditions, prevailing market conditions, the impact of general economic industry or political conditions in the United States or globally, and other factors described in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission. The Company has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory, and other risks, contingencies, and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. The Company does not assume any obligations to update any of these forward-looking statements.

Investor Contact:

Jenene Thomas

Jenene Thomas Communications, LLC

(908) 938-1475

COCP@jtcir.com